Power of Attorney

I, David L. Calhoun, 710 Medtronic Parkway, Minneapolis, MN 55432-5604 do hereby appoint each of:

Terrance L. Carlson, Senior Vice President, General Counsel and Corporate Secretary, Medtronic, Inc., 710 Medtronic Parkway, Minneapolis, MN 55432-5604

Gary A. Nelson, Vice President, Risk Mgmt & Legal Administrative Services, Medtronic, Inc., 710 Medtronic Parkway, Minneapolis, MN 55432-5604

Keyna P. Skeffington, Vice President, Senior Legal Counsel and Assistant Secretary, Medtronic, Inc., 710 Medtronic Parkway, Minneapolis, MN 55432-5604

James N. Spolar, Senior Legal Counsel and Assistant Secretary,
Medtronic, Inc., 710 Medtronic Parkway, MInneapolis, MN 55432-5604

Rhonda L. Ingalsbe, Manager, Shareholder Services, Medtronic, Inc., 710 Medtronic Parkway, Minneapolis, MN 55432-5604

As attorney-in-fact in my name, place, and stead to act individually in any way which I myself could do, if I were personally present, with respect to the filing of reports as required under Setion 16(a) of the Securities Exchange Act of 1934, including Forms 3, 4 and 5 and under Rule 144 of the Securities Act of 1933.

In Witness Whereof, I have hereunder set my name this 19th day of May, 2008.

/s/ David L. Calhoun
David L. Calhoun

Specimen Signature of Attorney(s)-in-Fact

/s/ Terrance L. Carlson
Terrance L. Carlson

/s/ Gary A. Nelson
Gary A. Nelson

/s/ Keyna P. Skeffington
Keyna P. Skeffington

/s/ James N. Spolar
James N. Spolar

/s/ Rhonda L. Ingalsbe
Rhonda L. Ingalsbe